UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 9, 2016
Date of report (Date of earliest event reported)

SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On May 9, 2016, SurModics, Inc. (the “Company”) entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with Wells Fargo Bank, N.A. (“Wells Fargo”), amending and modifying the secured revolving line of credit governed by that certain Credit Agreement by and between the Company and Wells Fargo, dated as of November 4, 2013.  The Fifth Amendment modifies covenants with respect to (a) permitted indebtedness, including, more specifically, allowing indebtedness in favor of any of the Company’s subsidiaries, and (b) permitted loans, advances or investments, including, more specifically, allowing (i) investments consisting of extensions of credit to any of the Company’s subsidiaries in an amount not to exceed $2.0 million in the aggregate, and (ii) certain loans, advances or investments in connection with capital expenditures in an amount not to exceed $12.5 million in the aggregate.  No borrowings have yet been made under the Credit Agreement.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ending on June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	May 13, 2016	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President and General Counsel